                                                                    Exhibit 99.1

INDEPENDENT AUDITORS' REPORT

Boards of Directors and Stockholders
Weider Publications, Inc. and
Weider Interactive Networks, Inc.

            We have audited the accompanying combined consolidated balance sheets of Weider Publications, Inc. and subsidiaries and Weider Interactive Networks, Inc. (collectively, the "Company") as of December 31, 2002 and 2001 and the related combined consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2002 and 2001, the seven months ended December 31, 2000 and the year ended May 31, 2000. Weider Publications, Inc. and Weider Interactive Networks, Inc. are under common ownership and common management. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, such financial statements present fairly, in all material respects, the combined consolidated financial position of Weider Publications, Inc. and subsidiaries and Weider Interactive Networks, Inc. as of December 31, 2002 and 2001 and the combined results of their operations and their combined cash flows for the years ended December 31, 2002 and 2001, the seven months ended December 31, 2000 and the year ended May 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

            As discussed in Note 1, the Company changed its method of accounting for goodwill and other intangible assets in 2002 to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

/s/ Deloitte & Touche LLP
Los Angeles, California

May 21, 2003

WEIDER PUBLICATIONS, INC. AND SUBSIDIARIES AND
WEIDER INTERACTIVE NETWORKS, INC.

COMBINED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2002 AND 2001
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

ASSETS                                                            2002           2001
                                                                --------       ---------
CURRENT ASSETS:
  Cash and cash equivalents                                     $  18,433      $   8,344
  Current portion of receivable from Parent                                       27,151
  Accounts receivable--net                                         23,011         17,966
  Inventories                                                       4,147          4,103
  Prepaid expenses and other                                        1,772          1,676
                                                                ---------      ---------

           Total current assets                                    47,363         59,240

PROPERTY AND EQUIPMENT--Net                                         6,590          8,571

GOODWILL--Net of accumulated amortization of $7,501 in 2001                       24,933

INTANGIBLE AND OTHER ASSETS--Net                                    5,806          7,076

DEFERRED INCOME TAXES                                              20,637          2,666

RECEIVABLE FROM PARENT                                                            32,122
                                                                ---------      ---------

TOTAL                                                           $  80,396      $ 134,608
                                                                =========      =========


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                              $   7,196      $   7,505
  Accrued compensation and benefits                                 8,408          6,546
  Retail display cost and allowances                                2,830          2,505
  Other accrued expenses                                            8,172          5,524
  Current portion of long-term debt                                39,428          2,922
  Deferred income taxes                                             5,312          7,244
  Deferred subscription revenues                                   13,331         12,435
                                                                ---------      ---------

           Total current liabilities                               84,677         44,681

LONG-TERM DEBT                                                                    47,345

DEFERRED COMPENSATION                                              21,527            540

INTEREST RATE SWAP                                                    924            414
                                                                ---------      ---------

           Total liabilities                                      107,128         92,980
                                                                ---------      ---------

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock                                                      5,744          1,505
  Additional paid-in capital                                       10,529         10,665
  (Accumulated deficit) retained earnings                         (42,471)        29,615
  Accumulated other comprehensive loss                               (534)          (157)
                                                                ---------      ---------

           Total stockholders' equity (deficit)                   (26,732)        41,628
                                                                ---------      ---------

TOTAL                                                           $  80,396      $ 134,608
                                                                =========      =========

See notes to combined consolidated financial statements.

WEIDER PUBLICATIONS, INC. AND SUBSIDIARIES AND
WEIDER INTERACTIVE NETWORKS, INC.

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                          YEARS ENDED           SEVEN MONTHS
                                                          DECEMBER 31,             ENDED      YEAR ENDED
                                                    ------------------------    DECEMBER 31,    MAY 31,
                                                       2002           2001          2000         2000
OPERATING REVENUES:
  Circulation                                        $ 46,490       $ 46,834      $26,472      $ 45,405
  Advertising                                         110,229         98,985       53,592        84,187
  Other                                                 4,451          2,338        1,820         3,522
                                                    ---------      ---------      -------     ---------

NET REVENUES                                          161,170        148,157       81,884       133,114
                                                    ---------      ---------      -------     ---------

OPERATING EXPENSES:
  Cost of goods sold                                   64,233         63,398       40,175        65,566
  Circulation and selling                              31,564         27,297       18,596        31,066
  Product management                                   12,406         11,785        6,088        10,385
  General and administrative                           21,105         21,137       10,939        14,781
  Employee bonuses                                      6,344          4,408        1,108         2,091
  Litigation settlement                                 2,025
  Performance unit and equity plan compensation        21,138            230                         75
  Transaction costs                                     1,334
  Depreciation and amortization                         4,219          5,510        3,368         5,722
                                                    ---------      ---------      -------     ---------

           Total operating expenses                   164,368        133,765       80,274       129,686
                                                    ---------      ---------      -------     ---------

(LOSS) INCOME FROM OPERATIONS                          (3,198)        14,392        1,610         3,428

OTHER (EXPENSE) INCOME :
  Interest--net                                        (3,422)        (1,196)         528          (258)
  Miscellaneous--net                                      231            224        2,730         2,714
  Gain on sale of business                                                                          656
  Equity in loss of affiliate                                                                      (518)
                                                    ---------      ---------      -------     ---------

(LOSS) INCOME BEFORE (BENEFIT) PROVISION
  FOR INCOME TAXES                                     (6,389)        13,420        4,868         6,022

(BENEFIT) PROVISION FOR INCOME TAXES                   (2,045)         5,636        1,919         2,442
                                                    ---------      ---------      -------     ---------

(LOSS) INCOME BEFORE CUMULATIVE EFFECT
  OF A CHANGE IN ACCOUNTING PRINCIPLE                  (4,344)         7,784        2,949         3,580

CUMULATIVE EFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE--Net of tax of $10,472         (14,461)
                                                    ---------      ---------      -------     ---------

NET (LOSS) INCOME                                   $ (18,805)      $  7,784      $ 2,949      $  3,580
                                                    =========       ========      =======      ========

See notes to combined consolidated financial statements.

WEIDER PUBLICATIONS, INC. AND SUBSIDIARIES AND
WEIDER INTERACTIVE NETWORKS, INC.

COMBINED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------

                                                                                               RETAINED     ACCUMULATED
                                                                                 ADDITIONAL    EARNINGS        OTHER
                                                                         COMMON   PAID-IN    (ACCUMULATED   COMPREHENSIVE
                                                                         STOCK    CAPITAL      DEFICIT)     INCOME (LOSS)    TOTAL
                                                                        -------  ---------   ------------   -------------  ---------
BALANCE, JUNE 1, 1999                                                   $   --   $ 6,665     $ 19,341         $  51      $ 26,057
  Comprehensive income:
    Net income                                                                                  3,580                       3,580
    Foreign currency translation adjustment                                                                     (15)          (15)
                                                                                                                         --------

           Total comprehensive income                                                                                       3,565
  Gain on issuance of investee stock--net of income taxes of $207                                 311                         311
  Distributions to Parent                                                                      (2,088)                     (2,088)
                                                                        ------   -------     --------         -----      --------

BALANCE, MAY 31, 2000                                                              6,665       21,144            36        27,845
  Comprehensive income:
    Net income                                                                                  2,949                       2,949
    Foreign currency translation adjustment                                                                      67            67
                                                                                                                         --------
           Total comprehensive income                                                                                       3,016
  Distributions to Parent                                                                      (1,218)                     (1,218)
                                                                        ------   -------     --------         -----      --------

BALANCE, DECEMBER 31, 2000                                                         6,665       22,875           103        29,643
  Comprehensive income:
    Net income                                                                                  7,784                       7,784
    Interest rate swap--net of income taxes of $174                                                            (240)         (240)
    Foreign currency translation adjustment                                                                     (20)          (20)
                                                                                                                         --------

           Total comprehensive income                                                                                       7,524
  Issuance of common stock to acquire foreign licensing agreements                 4,000                                    4,000
  Issuance of common stock to capitalize Weider Interactive
     Networks, Inc.                                                          1                                                  1
  Assets contributed by Parent to Weider Interactive Networks, Inc.      1,504                                              1,504
  Distributions to Parent                                                                      (1,044)                     (1,044)
                                                                        ------   -------     --------         -----      --------

BALANCE, DECEMBER 31, 2001                                               1,505    10,665       29,615          (157)       41,628
  Comprehensive loss:
  Net loss                                                                                    (18,805)                    (18,805)
    Interest rate swap--net of income taxes of $210                                                            (300)         (300)
    Foreign currency translation adjustment                                                                     (77)          (77)
                                                                                                                         --------

           Total comprehensive loss                                                                                       (19,182)
  Repurchase of common stock                                                        (136)        (364)                       (500)
  Contribution of capital to Weider Interactive Networks, Inc.           4,239                                              4,239
  Distribution to Parent                                                                      (52,917)                    (52,917)
                                                                        ------   -------     --------         -----      --------

BALANCE, DECEMBER 31, 2002                                              $5,744   $10,529     $(42,471)        $(534)     $(26,732)
                                                                        =======  =======       ========         =====      ========

See notes to combined consolidated financial statements.

WEIDER PUBLICATIONS, INC. AND SUBSIDIARIES AND
WEIDER INTERACTIVE NETWORKS, INC.

COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                              YEARS ENDED         SEVEN MONTHS
                                                                              DECEMBER 31,            ENDED      YEAR ENDED
                                                                         -----------------------   DECEMBER 31,    MAY 31,
                                                                           2002          2001          2000         2000
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                                      $(18,805)     $  7,784      $ 2,949      $ 3,580
  Adjustments to reconcile net (loss) income to net cash provided by operating activities:
    Equity in loss of affiliate                                                                                       518
    Deferred income taxes                                                 (19,693)       (2,881)       1,254        1,757
    Depreciation and amortization                                           4,218         5,510        3,368        5,722
    Cumulative effect of change in accounting principle                    24,933
    Net gain on sales of business                                                          (554)                     (622)
    Performance unit and equity plan compensation                          20,987           230                        75
    Changes in operating assets and liabilities:
      Accounts receivable                                                  (5,045)          203        3,775       (5,034)
      Inventories                                                             (44)          434        1,500         (349)
      Prepaid expenses and other                                              (96)          (67)       2,120          (39)
      Accounts payable and accrued expenses                                 4,526         1,933       (2,851)         646
      Deferred subscription revenues                                          896           604         (769)        (521)
                                                                         --------      --------      -------      -------

           Net cash provided by operating activities                       11,877        13,196       11,346        5,733
                                                                         --------      --------      -------      -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of business                                                                   (1,900)
  Purchase of property and equipment                                       (2,187)       (2,651)        (618)      (3,301)
  Net proceeds from sale of businesses                                                      147                       656
  Net change in receivable from Parent                                     10,595         6,504       (9,285)         190
  Other assets                                                              1,220          (468)          24          120
                                                                         --------      --------      -------      -------

           Net cash provided by (used in) investing activities              9,628         1,632       (9,879)      (2,335)
                                                                         --------      --------      -------      -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt                                              (10,839)      (52,431)        (316)      (1,295)
  Proceeds from long-term debt                                                           49,042
  Repurchase of common stock                                                 (500)
  Deferred financing costs                                                               (2,031)
  Distributions to Parent                                                                (1,044)      (1,218)      (2,088)
                                                                         --------      --------      -------      -------

           Net cash used in financing activities                          (11,339)       (6,464)      (1,534)      (3,383)
                                                                         --------      --------      -------      -------

                                                                     (Continued)

WEIDER PUBLICATIONS, INC. AND SUBSIDIARIES AND
WEIDER INTERACTIVE NETWORKS, INC.

COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------



                                                                    YEARS ENDED        SEVEN MONTHS
                                                                    DECEMBER 31,          ENDED      YEAR ENDED
                                                               ----------------------  DECEMBER 31,    MAY 31,
                                                                 2002         2001         2000         2000
EFFECT OF EXCHANGE RATE CHANGES ON CASH
  AND CASH EQUIVALENTS                                         $    (77)     $   (20)      $   67      $   (15)
                                                               --------      -------       ------      -------

CHANGE IN CASH AND CASH EQUIVALENTS                              10,089        8,344

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                    8,344
                                                               --------      -------       ------      -------

CASH AND CASH EQUIVALENTS, END OF PERIOD                       $ 18,433      $ 8,344       $   --      $    --
                                                               ========      =======       ======      =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION--Cash paid (received) during the period for:

  Income taxes                                                 $  8,517      $   665       $ (494)     $(4,150)
  Interest                                                     $  3,066      $ 5,842       $3,191      $    78

During 2002, Weider Publications, Inc. distributed the receivable from Parent by declaring a dividend of $52,917 (Note 13).

During 2002, the Parent forgave a receivable from Weider Interactive Networks,
 Inc. and converted the indebtedness into an equity contribution of $4,239 (Note
 13).

During 2001, Weider Publications, Inc. purchased foreign licensing agreements valued at $3,945 and received $55 in cash in exchange for the issuance of 39.51 shares of common stock (Note 13).

During 2001, Weider Publications, Inc. transferred property and equipment with a net book value of $1,208 and other assets with a carrying value of $297 to Parent in exchange for a receivable from Parent of $1,505. Parent then contributed these assets to Weider Interactive Networks, Inc.

See notes to combined consolidated financial statements.             (Concluded)

WEIDER PUBLICATIONS, INC. AND SUBSIDIARIES AND
WEIDER INTERACTIVE NETWORKS, INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2001, SEVEN MONTHS ENDED
DECEMBER 31, 2000 AND YEAR ENDED MAY 31, 2000
(AMOUNTS IN THOUSANDS, EXCEPT SHARE, PER SHARE, UNIT AND PER UNIT DATA)
--------------------------------------------------------------------------------

1.    SIGNIFICANT ACCOUNTING POLICIES

            DESCRIPTION OF BUSINESS -- Weider Publications, Inc. and its wholly owned subsidiaries ("WPI") develop content for publication primarily in active, healthy lifestyle magazines. WPI distributes its magazines directly to subscribers and through domestic and international distributors for ultimate delivery to various retail channels. Effective September 1, 2001, WPI transferred at net book value its online operations, including the companion web sites and development and operation of personalized exercise and diet programs, to a newly formed affiliated company, Weider Interactive Networks, Inc. ("WIN").

            PRINCIPLES OF COMBINATION -- The combined consolidated financial statements include the accounts of WPI and WIN (collectively, the "Company"), which are majority-owned subsidiaries of Weider Health and Fitness (the "Parent" or "WHF") and are affiliated through common ownership and common management. All significant intercompany accounts and transactions have been eliminated.

            CHANGE IN FISCAL YEAR -- Effective December 31, 2000, WPI changed its year-end from May 31 to December 31 for reporting purposes. The combined consolidated statements of operations, stockholders' equity (deficit) and cash flows are presented for the years ended December 31, 2002 and 2001, the seven months ended December 31, 2000 and the year ended May 31, 2000.

            USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting estimates include the establishment of the allowance for doubtful accounts, reserves for sales return and allowances, and the recoverability of long-lived assets, including excess of purchase price over net assets acquired.

            FOREIGN CURRENCY TRANSLATIONS -- Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at current exchange rates. Revenues, costs and expenses are translated at average rates during each reporting period. Gains and losses resulting from foreign currency transactions are included in income currently, while those resulting from translation of financial statements are included in accumulated other comprehensive income (loss) within stockholders' equity (deficit).

            FINANCIAL INSTRUMENTS -- In accordance with Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS Nos. 137 and 138, all derivatives are recognized on the balance sheet at their fair value. At the inception of the contract, the Company designates the derivative as (1) a fair value hedge, (2) a cash flow hedge, or
            (3) a trading instrument. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income (loss), depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction.

            During 2001, WPI entered into an interest rate swap agreement to hedge WPI's exposure to variability in expected future interest payments for a portion of its variable-rate debt. The swap had an initial notional amount of $30,000, decreasing over time as specified in the agreement. WPI receives a floating rate at the London Interbank Offered Rate ("LIBOR") and pays a fixed rate at 4.37%. The estimated fair value of the swap at December 31, 2002 and 2001 was a liability of $924 and $414, respectively. The change in fair market value for the years ended December 31, 2002 and 2001 has been recorded, net of deferred income taxes, as a component of accumulated other comprehensive income (loss) within stockholders' equity (deficit). As of December 31, 2002, the amount to be reclassified from accumulated other comprehensive income (loss) into earnings during the next 12 months is expected to be a loss of $672.

            The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair values because of the short-term maturities of these instruments. Borrowings under long-term debt are carried at amounts approximating fair values based on current rates available to the Company for debt with similar terms. The fair value of amounts receivable from the Parent could not be determined due to the related party nature of the asset.

            CASH AND CASH EQUIVALENTS -- Through June 30, 2001, WPI transferred all cash balances into a WHF cash concentration account, which was invested overnight. Cash equivalents include all highly liquid investments with an original maturity of three months or less.

            ACCOUNTS RECEIVABLE -- Accounts receivable have been stated at estimated net realizable value, with allowances of $1,583 and $1,027 at December 31, 2002 and 2001, respectively, for uncollectible amounts. Concentration of credit risk with respect to accounts receivable is generally diversified, as the Company's trade receivables are primarily from subscription and advertising customers located throughout the United States of America. The Company establishes its credit policies based on an ongoing evaluation of its customers' creditworthiness and competitive market conditions and establishes its allowance for doubtful accounts based on an assessment of exposures to credit losses at each balance sheet date. The Company believes its allowance for doubtful accounts is sufficient based on the credit exposures outstanding at December 31, 2002 and 2001.

            INVENTORIES -- Inventories include paper stock and certain creative work in progress ("WIP"). The paper stock is stated at the lower of cost (first-in, first-out) or market. WIP is stated at the cost of articles and photos assigned to specific issues at the time of purchase.

            PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense was $4,169, $3,300, $2,079 and $3,512 for the years ended December 31, 2002 and 2001, the seven months ended December 31, 2000 and the year ended May 31, 2000, respectively, computed using the straight-line and accelerated methods over the estimated useful lives of the related assets.

            INTERNAL-USE SOFTWARE -- In compliance with American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, the Company expenses costs incurred in the preliminary project stage and, thereafter, capitalizes costs incurred in the developing or obtaining of internal use software and includes them in property and equipment -- net. Certain costs, such as maintenance and training, are expensed as incurred. Capitalized costs are amortized over a period of three years using the straight-line method. In addition, in compliance with SOP 98-1 and Emerging Issues Task Force ("EITF") Issue No. 00-2, Accounting for Web Site Development Costs, direct internal and external costs associated with the development of the features and functionality of the Company's web sites incurred during the application and infrastructure development phase have been capitalized and are included in property and equipment -- net on the accompanying combined consolidated balance sheets. Typical capitalized costs include but are not limited to acquisition and development of software tools required for the development and operation of the web site, acquisition and registration costs for domain names, and costs incurred to develop graphics for the web site. These capitalized costs are amortized over the estimated useful life of three years using the straight-line method.

            INTANGIBLE ASSETS -- Intangible assets are stated at cost and amortized using the straight-line method over the estimated useful lives of the assets. Amortization expense was $50, $2,210, $1,289 and $2,210 for the years ended December 31, 2002 and 2001, the seven months ended December 31, 2000 and the year ended May 31, 2000, respectively. The Company evaluates various economic factors for determining requisite recovery periods for certain intangible assets on a case-by-case basis.

            LONG-LIVED ASSETS -- The Company evaluates the carrying value of long-lived assets based upon current and anticipated undiscounted cash flows and recognizes an impairment when such estimated cash flows are less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value.

            INCOME TAXES -- The Company files consolidated federal and, in certain states, combined or consolidated income tax returns with its Parent. For financial statement purposes, the Company has provided for income taxes as if it were filing separately except that the tax benefit of separate company net operating losses is recognized when utilized by the consolidated group. The Company records in its combined consolidated balance sheets deferred income tax assets and liabilities for the expected future tax consequences of events that are recognized in different periods for financial statement and income tax reporting. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amounts expected to be realized. Current income taxes payable (refundable) are included in the current portion of due to Parent at December 31, 2001.

            ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS) -- Accumulated other comprehensive income (loss) consisted of unrealized loss on the Company's interest rate swap of $540 and $240 and a gain on foreign currency translation adjustments of $6 and $83 at December 31, 2002 and 2001, respectively.

            REVENUES -- The Company recognizes revenues for (i) single copy sales upon shipment of magazines to wholesalers at estimated sell-through rates based on historical trends; (ii) subscriptions revenues upon serving copies to subscribers; and (iii) advertising sales at the time single copy revenue is recognized. Allowances are made for uncollectible accounts and estimated returns. Online advertising is generally recognized as advertisements are run, and online subscriptions are recorded as deferred revenue when received and recognized as revenue over the term of the subscription.

            BARTER TRANSACTIONS -- WPI trades advertisements in its traditional properties in exchange for barter credits. These transactions are accounted for in accordance with the provisions of EITF Issue No. 93-11, Accounting for Barter Transactions Involving Barter Credits. Revenue and expense from these barter transactions are not material in any of the periods presented.

            SUBSCRIPTION COSTS -- Direct-response advertising costs, which include direct mail and renewal efforts, are capitalized and amortized to operating expenses over one year. Direct-response advertising costs of $1,054 and $961 are included in prepaid expenses and other as of December 31, 2002 and 2001, respectively. Agency commissions are recorded as a reduction to deferred subscription revenues and charged against revenues as the subscription copy is served.

            STOCK-BASED COMPENSATION -- The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation. Compensation expense for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

            The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123 for the periods ended December 31, 2002, December 31, 2001, December 31, 2000 and May 31, 2000:

                                                                             DECEMBER 31
                                                                 ---------------------------------     MAY 31,
                                                                   2002         2001        2000        2000
Net (loss) income--as reported                                   $(18,805)     $ 7,784      $2,949     $3,580

Add:  Stock-based employee compensation expense included in
  reported net income--net of related tax effects                  12,740           --          --         --

Deduct:  Total stock-based employee compensation expense
  determined under fair value-based methods for all awards--
  net of related tax effects                                      (13,641)        (556)         --         --
                                                                 --------      -------      ------     ------

Pro forma net (loss) income                                      $(19,706)     $ 7,228      $2,949     $3,580
                                                                 ========      =======      ======     ======

            NEW ACCOUNTING PRONOUNCEMENTS -- SFAS No. 142, Goodwill and Other Intangible Assets, was issued in June 2001. SFAS No. 142 eliminates the amortization of goodwill for all fiscal years beginning after December 15, 2001 and requires that goodwill be tested for impairment at least annually using a two-step process. The Company adopted SFAS No. 142 with respect to existing goodwill on January 1, 2002. Through December 31, 2001, goodwill was amortized on a straight-line basis using a 15-year useful life. Effective January 1, 2002, such amortization ceased.

            During 2002, the Company completed the two-step process of the transitional goodwill impairment test prescribed in SFAS No. 142 with respect to existing goodwill. The first step of the transitional goodwill impairment test involved a comparison of the fair value of each of the Company's reporting units, as defined under SFAS No. 142, with its carrying amount. If the carrying amount exceeded the fair value of a reporting unit, the Company was required to perform the second step of the transitional goodwill impairment test. As a result of the outcome of the first step relative to one of WPI's reporting units, WPI was required to perform the second step of the transitional goodwill impairment test for this reporting unit. The second step involved comparing the implied fair value of the reporting unit's goodwill to its carrying value to measure the amount of impairment. The transitional goodwill impairment test resulted in WPI's recognizing a non-cash transitional goodwill impairment charge of $24,933 related entirely to this reporting unit, which represents the entire carrying value of the Company's recorded goodwill. As required by SFAS No. 142, this impairment charge, reduced by the related income taxes of $10,472, has been reflected as a cumulative effect of a change in accounting principle in the Company's 2002 combined consolidated statement of operations.

            In determining the goodwill impairment loss, management estimated the reporting unit's fair value based on discounted cash flows that the business expects to generate in the future. The circumstances leading to the goodwill impairment include a deterioration of retail sales within certain vitamin, supplement and other product categories that led to a decline in advertising revenue in the reporting unit.

            The following presents a reconciliation of reported net income for the periods ended December 31, 2002, December 31, 2001, December 31, 2000 and May 31, 2000, adjusted to eliminate historical amortization of goodwill:

                                                   DECEMBER 31
                                         -------------------------------     MAY 31
                                           2002         2001       2000       2000
Reported net (loss) income               $(18,805)     $7,784     $2,949     $3,580
Amortization of goodwill--net of tax           --       1,254        764      1,285
                                         --------      ------     ------     ------
                                         $(18,805)     $9,038     $3,713     $4,865
                                         ========      ======     ======     ======

            SFAS No. 143, Accounting for Asset Retirement Obligations, which becomes effective for the Company on January 1, 2003, addresses the obligations and costs associated with the retirement of tangible long-lived assets. It requires that the fair value of the liability for an asset retirement obligation be recorded when incurred. The asset retirement costs must be capitalized as part of the carrying value of the long-lived assets. If the liability is settled for an amount other than the recorded balance, either a gain or a loss will be recognized at settlement. The Company has not determined the impact that this statement will have on its combined consolidated financial statements.

            SFAS No. 144, Impairment or Disposal of Long-Lived Assets, became effective for the Company on January 1, 2002. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and provides implementation guidance related to SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and addresses the accounting for a component of a business accounted for as a discontinued operation. The adoption of SFAS No. 144 in January 2002 did not have a material impact on the Company's combined consolidated financial statements.

            In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. For most companies, SFAS No. 145 will require gains and losses on extinguishments of debt to be classified within income or loss from continuing operations rather than as extraordinary items as previously required under SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt -- an amendment of APB Opinion No. 30. Extraordinary treatment will be required for certain extinguishments as provided under APB Opinion No. 30. The provisions of SFAS No. 145 related to SFAS No. 4 are effective for fiscal years beginning after May 31, 2002. The provisions of SFAS No. 145 related to the amendment of SFAS No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of SFAS No. 145 are effective for all financial statements issued on or after May 15, 2002. The adoption of SFAS No. 145 did not have a material impact on the Company's combined consolidated financial statements.

            In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 will supersede EITF Consensus No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring). SFAS No. 146 will affect the timing of the recognition of costs associated with an exit or disposal plan by requiring them to be recognized when incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company has not determined the impact that this statement will have on its combined consolidated financial statements.

            In November 2001, the EITF reached a consensus on EITF Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products. EITF Issue No. 01-9 codifies and reconciles certain issues addressing the accounting for consideration given by a vendor to a customer (including both a reseller of the vendor's products and an entity that purchases the vendor's products from a reseller), including certain issues covered by EITF Issue No. 00-25, Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products. Both EITF Issue No. 01-9 and EITF Issue No. 00-25, which were effective for the Company in 2002, clarify the income statement classification of costs incurred by a vendor in connection with the customer's purchase or promotion of the vendor's products. The adoption of EITF Issue No. 01-9 and EITF Issue No. 00-25 resulted in a net reclassification of product placement costs previously classified as costs of goods sold and circulation and selling in the combined consolidated statements of operations to reductions of revenues earned from such activities. The change in classifications had no impact on the Company's results of operations, cash flows or financial position. The reclassification resulted in a net decrease in operating revenues and a corresponding decrease in operating expenses of $8,213, $5,979, $3,613 and $5,786 during the years ended December 31, 2002 and 2001, the seven months ended December 31, 2000 and the year ended May 31, 2000, respectively, which has been reflected in the combined consolidated statements of operations for all periods presented.

            The FASB issued SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure, in December 2002. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair-value-based method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 to require disclosure about the effects on reported net income of an entity's stock-based employee compensation in interim financial statements. SFAS No. 148 is effective for fiscal years ending after December 15, 2002. The Company did not change to the fair value based method of accounting for stock-based employee compensation. Accordingly, the adoption of SFAS No. 148 would only affect the Company's combined consolidated financial condition or results of operations if it elects to change to the fair value method specified in SFAS No. 123.

            SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company has not completed the process of evaluating the impact that will result from adopting SFAS No. 149

            SFAS No. 150, Accounting For Certain Financial Instruments With Characteristics Of Both Liabilities And Equity, establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the first fiscal period beginning after December 15, 2003. The Company has not completed the process of evaluating the impact that will result from adopting SFAS No. 150.

            FASB Interpretation ("FIN") No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This Interpretation also incorporates, without change, the guidance in FIN No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others, which is being superseded. FIN No. 45 specifically identifies certain obligations that are excluded from the provisions related to recognizing a liability at inception. However, these guarantees are subject to the disclosure requirements of FIN No. 45. The initial recognition and initial measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements in this Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN No. 45 in 2002 did not have a material impact on the Company's combined consolidated financial statements.

            FIN No. 46, Consolidation of Variable Interest Entities, clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, and addresses consolidation by business enterprises of variable interest entities. FIN No. 46 requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among the parties involved. FIN No. 46 also significantly expands the disclosure requirements related to variable interest entities. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN No. 46 is not expected to have a material impact on the Company's combined consolidated financial statements.

            RECLASSIFICATIONS -- Certain items in prior year financial statements have been reclassified to conform to the current year presentation.

2.    ACQUISITION AND SALE OF BUSINESSES

            In October 2001, WIN acquired certain assets of a consumer-focused weight loss program web site. The purchase price was $1,900, of which $149 was allocated to computer equipment and the remainder to proprietary software applications based on the estimated fair values of the assets acquired. The acquired assets are being amortized over a period of three years.

            In October 1998, WPI sold substantially all of the assets of Weider's Golf, Inc. used to conduct the business of Senior Golfer Magazine for cash of $5,000 and the assumption of certain liabilities. Net proceeds were shared with the prior owner. WPI recognized a gain of $3,475 during the year ended May 31, 1999 related to this transaction. The resolution of certain contingencies associated with this transaction resulted in the recognition of an additional gain of $656 during the year ended May 31, 2000.

3.    INVENTORIES

            Inventories consist of the following at December 31:

                                          2002       2001
                     Paper stock         $2,986     $2,446
                     Work in process      1,161      1,657
                                         ------     ------
                                         $4,147     $4,103
                                         ======     ======

4.    PROPERTY AND EQUIPMENT

            Property and equipment consist of the following at December 31:

                                            LIFE IN YEARS    2002       2001
 Furniture and equipment                       3 to 7      $ 12,927   $ 12,216
 Leasehold improvements                      Lease term       8,495      8,178
 Internal-use software                            3           5,825      5,090
                                                           --------   --------

                                                             27,247     25,484
 Accumulated depreciation and amortization                  (20,657)   (16,913)
                                                           --------   --------

                                                           $  6,590   $  8,571
                                                           ========   ========

5.    INTANGIBLE AND OTHER ASSETS

            Intangible and other assets consist of the following at December 31:

                                                   LIFE IN YEARS     2002     2001
Intangible assets:
  Foreign licensing agreements                      Indefinite     $3,734   $3,945
  Noncompete agreement--net of accumulated
    amortization of $223 in 2002 and $173 in 2002        5             27       77
                                                                   ------   ------

                                                                    3,761    4,022
                                                                   ------   ------

Deferred financing costs--net                                       1,523    1,929
Deposits and other                                                    522    1,125
                                                                   ------   ------

                                                                   $5,806   $7,076
                                                                   ======   ======

            During 2002, the Company finalized the purchase price allocation for the acquisition of the foreign licensing agreements, which resulted in a $211 decrease in the carrying value of these agreements (see
            Note 13).

6.    INTEREST EXPENSE (INCOME)

            Net interest expense (income) consists of the following for the periods ended:

                                                  DECEMBER 31
                                       ----------------------------------      MAY 31
                                         2002         2001         2000         2000
Interest income on receivable from
  Parent (Note 13)                     $    --      $(4,071)     $(3,788)     $(4,963)
Interest expense on long-term debt       3,002        5,170        3,202        5,062
Other interest--net                       (101)         (73)          58          159
Amortization of financing costs            521          170
                                       -------      -------      -------      -------

                                       $ 3,422      $ 1,196      $  (528)     $   258
                                       =======      =======      =======      =======

7.    LONG-TERM DEBT

            Long-term debt consists of the following at December 31:

                                                             2002        2001
Advances under WPI Agreement:
  Term loan                                                $ 38,875    $ 45,000
  Revolving loan                                                          4,042
Contract payable to former officer of WPI, due in annual
  installments of $533, including imputed interest at 7%,
  due May 2003                                                  533       1,067
Other                                                            20         158
                                                           --------    --------

                                                             39,428      50,267
Current portion                                             (39,428)     (2,922)
                                                           --------    --------

                                                           $     --    $ 47,345
                                                           ========    ========

            In August 2001, WPI entered into a credit agreement ("WPI Agreement"), which consists of a $45,000 term loan and a $15,000 reducing revolving loan that expires September 2006. The proceeds of the new credit facility were used to repay the prior credit facility. Borrowings bear interest at floating LIBOR-based rates (4.07% and 5.66% at December 31, 2002, including a margin) and are secured by a first priority lien on all owned or acquired assets of WPI, the capital stock of WPI's U.S. subsidiaries and the capital stock of certain of the Parent's U.S. subsidiaries. In addition, the Parent is required to maintain a minimum balance requirement of up to $10,000 in cash and marketable securities, depending upon certain ratios. The revolving loan provides for a maximum of $2,000 in letters of credit, of which $367 was outstanding at December 31, 2002.

            The WPI Agreement contains covenants which, among other things, require WPI (i) to maintain specified financial ratios and levels, as defined, and (ii) to restrict additional indebtedness, liens, investments and guarantees; payments for dividends, stock repurchases and distributions; capital expenditures; and transactions with affiliates.

            At December 31, 2002, the Company was in violation of certain financial and restrictive covenants and the loans became callable. As a result, all borrowings under the WPI Agreement have been classified as current liabilities at December 31, 2002.

            All amounts outstanding under the WPI Agreement were repaid in January 2003 with proceeds from the sale of the business of WPI and WIN (see Note 17).

8.    INCOME TAXES

            The components of the (benefit) provision for income taxes consist of the following for the periods ended:

                                    DECEMBER 31
                         --------------------------------     MAY 31
                           2002         2001        2000       2000
            Current      $ 7,166      $ 8,517      $  665     $  685
            Deferred      (9,211)      (2,881)      1,254      1,757
                         -------      -------      ------     ------

                         $(2,045)     $ 5,636      $1,919     $2,442
                         =======      =======      ======     ======

            The (benefit) provision for income taxes differs from the expected tax at federal statutory rates as follows for the periods ended:

                                                           DECEMBER 31
                                                ----------------------------------      MAY 31
                                                  2002         2001         2000         2000
Federal income tax at statutory rate of 35%     $(2,236)     $ 4,697      $ 1,704      $ 2,108
Foreign operations                                 (206)         (56)        (105)         (49)
Meals and entertainment                             121          109           80          144
State income taxes                                 (170)         742          162          159
Other                                               446          144           78           80
                                                -------      -------      -------      -------

                                                $(2,045)     $ 5,636      $ 1,919      $ 2,442
                                                =======      =======      =======      =======

            Net deferred income tax assets and liabilities consist of the following at December 31:

                                                2002                       2001
                                      -----------------------     ----------------------
                                       CURRENT      LONG-TERM     CURRENT      LONG-TERM
Liabilities:
  Accrued liabilities                  $ 8,645      $     --      $ 9,779      $     --
  Expense recognition differences          421                        376
                                       -------      --------      -------       -------

                                         9,066                     10,155
                                       -------      --------      -------       -------

Assets:
  Deferred compensation                 (2,163)       (9,599)      (1,542)       (1,214)
  Interest rate swap                                    (384)                      (174)
  Allowances                              (995)                    (1,016)
  Depreciation and amortization                      (10,654)                    (1,278)
  State income taxes                      (566)                      (322)
  Other                                    (30)                       (31)
                                       -------      --------      -------       -------

                                        (3,754)      (20,637)      (2,911)       (2,666)
                                       -------      --------      -------       -------

                                       $ 5,312      $(20,637)     $ 7,244       $(2,666)
                                       =======      ========      =======       =======

            Current income taxes payable (refundable) are a component of the current portion of receivable from Parent at December 31, 2001. WPI has not provided for deferred income taxes on the undistributed earnings of its foreign subsidiaries, as management intends to reinvest such earnings indefinitely. Such undistributed earnings totaled $1,805 and $1,150 as of December 31, 2002 and 2001, respectively.

9.    STOCKHOLDERS' EQUITY

            The capital structure of the Company is as follows at December 31:

                                                                       2002          2001
                                                                     --------      --------
WPI

Common stock, $0.01 par value--authorized, 10,000 shares;
  outstanding, 1,230.70 shares (2002) and 1,234.68 shares (2001)     $     --      $     --
Additional paid-in capital                                             10,529        10,665
(Accumulated deficit) retained earnings                               (39,436)       30,645
Accumulated other comprehensive loss                                     (534)         (157)

WIN

Common stock, no par value--authorized, 5,000 shares;
  outstanding, 1,000 shares                                             5,744         1,505
Accumulated deficit                                                    (3,035)       (1,030)

10.   EMPLOYEE INCENTIVE PLANS

            PERFORMANCE UNITS -- WPI has awarded performance units to certain key employees at base values (exercise prices) per unit, equal to the book value per share of WPI at the specified award date. The units vest ratably over a 10-year period from the award date except that vesting may be accelerated for certain defined events. WPI will exchange the units from the option holder for cash (or, in certain cases, for cash, stock or a combination thereof at its discretion) equal to fair market value in the case of those certain defined events or equal to book value less base value on the date of a voluntary termination. The following table sets forth activity for performance units during the years ended December 31, 2002 and 2001, the seven months ended December 31, 2000 and the year ended May 31, 2000:

                                          DURING THE PERIOD                                   PRICE/UNIT
             MAY 31                   ------------------------     ENDING        VESTED     ---------------
            BASE YEAR                 AWARDED       TERMINATED     BALANCE       PORTION     BASE      BOOK
-----------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 2002

1991                                                  150,000            --           --    $  --     $  --
1991                                                                247,500      247,500     1.30      3.22
1994                                                                 46,488       37,350     2.27      3.22
1995                                                                 49,073       34,351     2.49      3.22
1996                                                                 40,000       24,000     2.33      3.22
1997                                                   10,000       150,000       75,000     2.10      3.22
1998

YEAR ENDED DECEMBER 31, 2001

1991                                                                150,000      150,000    $0.94     $1.95
1991                                                                247,500      247,500     1.30      2.22
1994                                                                 46,688       32,682     2.27      2.22
1995                                                                 49,073       29,444     2.49      2.22
1996                                                   65,729        40,000       20,000     2.33      2.22
1997                                                  115,000       160,000       64,000     2.10      2.22
1998                                                   50,000

SEVEN MONTHS ENDED DECEMBER 31, 2000

1991                                                                150,000      135,000    $0.94     $1.95
1991                                                  114,000       247,500      222,750     1.30      1.95
1994                                                                 46,688       28,013     2.27      1.95
1995                                                                 49,073       24,536     2.49      1.95
1996                                                                105,729       42,292     2.33      1.95
1997                                                  115,000       275,000       82,500     2.10      1.95
1998                                                                 50,000       10,000     1.91      1.95
1999                                                   50,000

YEAR ENDED MAY 31, 2000

1991                                                                511,500      460,350    $1.30     $1.86
1994                                                                 46,688       28,013     2.27      1.86
1995                                                                 49,073       24,536     2.49      1.86
1996                                                   40,000       105,729       42,292     2.33      1.86
1997                                                   20,000       390,000      117,000     2.10      1.86
1998                                   50,000                        50,000       10,000     1.91      1.86
1999                                   50,000                        50,000        5,000     1.77      1.86

            In March 2001, in connection with the adoption of the WPI Equity Incentive Plan, WPI modified the terms under substantially all of the performance unit agreements (except as noted below) to freeze the book value at March 2001. However, upon the occurrence of certain defined events (including a sale of the WPI's assets and business, a change in control or a public offering), the performance unit holders would be entitled to additional compensation to the extent that the estimated fair value of WPI (on a per performance unit basis) at March 31, 2001 exceeds book value.

            In December 2002, WPI agreed to "unfreeze" substantially all of the performance units, subject to the original terms of the performance unit agreements, in exchange for the cancellation of options for
            51.93 shares of WPI's stock. In addition, WPI modified the terms of substantially all of the performance units to provide for accelerated vesting upon the occurrence of certain events.

            As part of a terminated employee's severance agreement, WPI agreed that in lieu of payment upon termination, the employee would be entitled to a book value of $1.95 on 150,000 units that were originally awarded in 1991 or a conversion payment attributable to a defined event occurring by October 2004.

            WPI recorded compensation expense of $100, $230, $0 and $75 during the years ended December 31, 2002 and 2001, the seven months ended December 31, 2000 and the year ended May 31, 2000, respectively, in connection with these performance units. The accrued compensation due unit holders related to these performance units totals $640 and $540 at December 31, 2002 and 2001, respectively, and is included in deferred compensation in the combined consolidated balance sheets.

            EQUITY PLAN -- In March 2001, the Board of Directors approved the WPI Equity Incentive Plan ("EIP"). The EIP provides for the granting of incentive stock options (ISOs) and non-qualified stock options (NQSOs) to officers, directors and key employees. Grants under the EIP are limited to 20% of the Company's outstanding stock. Stock options granted per the EIP vest ratably over five years from the date of grant and expire 10 years after the date of grant.

            In December 2002, WPI entered into agreements with substantially all of its option holders to issue additional options, reduce the exercise price of existing options, and modify certain additional terms. These changes resulted in the implementation of variable plan accounting for the EIP.

            The following is a summary of stock option plan activity and related information (the repriced options are shown as canceled and reissued options in 2002 when they were repriced):

                                             2002                     2001
                                    ----------------------   ----------------------
                                                 WEIGHTED-                WEIGHTED-
                                                 AVERAGE                  AVERAGE
                                     NUMBER      EXERCISE     NUMBER      EXERCISE
                                    OF SHARES     PRICE      OF SHARES     PRICE
Options:
  Outstanding, beginning of year     229.24      $135,964         --      $     --
  Granted                             49.62      $143,348     258.99      $135,964
  Forfeited                           (1.69)     $135,964     (29.75)     $135,964
  Canceled                          (227.55)     $135,964         --
  Reissued                           175.62      $107,644         --
                                     ------                   ------

Outstanding, end of year             225.24      $115,510     229.24      $135,964
                                     ======                   ======

Exercisable, end of year              84.33      $123,218         --
                                     ======                   ======

Available for grant                   20.90                    17.70
                                     ======                   ======

            The following table summarizes information about the options outstanding under the EIP at December 31, 2002:

                                                           WEIGHTED-AVERAGE
                                                              REMAINING
                                                           CONTRACTUAL LIFE
    EXERCISE          NUMBER            NUMBER             OF OUTSTANDING
     PRICE         OUTSTANDING       EXERCISABLE              OPTIONS
  $107,664            178.08              62.33                  9.92
  $125,860             25.16                 --                  9.17
  $167,840             22.00              22.00                  9.50
                    --------          ---------
                      225.24              84.33
                    --------          ---------
                    --------          ---------

            The fair value of stock options issued was determined using the minimum value option pricing model, with the following weighted-average assumptions for grants in 2002 and 2001: risk-free interest rates of 3.03% and 4.64%, respectively, expected lives of five years and expected dividends of zero.

            Using the assumptions referred to above, the weighted-average exercise prices and weighted-average fair values of options granted during the years ended December 31, 2002 and 2001 were as follows:


                                                2002                     2001
                                       ----------------------   ----------------------
                                                    WEIGHTED-                WEIGHTED-
                                       WEIGHTED-    AVERAGE     WEIGHTED-    AVERAGE
                                       AVERAGE      OPTION      AVERAGE      OPTION
                                       EXERCISE      FAIR       EXERCISE      FAIR
                                        PRICE        VALUE       PRICE        VALUE
Exercise price exceeds stock price     $167,340     $     --    $     --     $     --
Exercise price equal to stock price    $125,860     $ 25,354    $135,964     $ 27,866
Exercise price less than stock price   $107,898     $114,159    $     --     $     --

11.   EMPLOYEE BENEFITS

            WHF has an Executive Retirement Program Benefits Agreement with certain key employees of WPI. Each agreement provides for benefits to be paid by WHF to the employee or the beneficiary following the retirement or death of the employee. WPI annually funds to the Parent the retirement obligation on those key employees (see Note
            13). Included in general and administrative expense are $506, $429, $268 and $329 during the years ended December 31, 2002 and 2001, the seven months ended December 31, 2000 and the year ended May 31, 2000, respectively, for such obligations.

            The Parent sponsors a contributory 401(k) savings plan that covers all employees who have met minimum age and service requirements. The Company matches employee contributions up to a specified percentage. Such contributions amounted to $562, $494, $256 and $391 during the years ended December 31, 2002 and 2001, the seven months ended December 31, 2000 and the year ended May 31, 2000, respectively.

12.   COMMITMENTS AND CONTINGENCIES

            LEASES -- The Company leases office facilities and equipment under several operating lease agreements expiring through 2007. The leases generally require the Company to pay maintenance, insurance, taxes and other expenses in addition to minimum annual rentals. Certain leases are subject to escalation clauses and certain leases contain renewal options. As of December 31, 2002, future minimum payments of $7,345 under the noncancelable operating leases are due as follows:

YEAR ENDING                        RELATED
DECEMBER 31                         PARTY             OTHER              TOTAL
2003                                $  337            $2,271             $2,608
2004                                   354             1,928              2,282
2005                                   371               752              1,123
2006                                   390               365                755
2007                                   307               270                577
                                    ------            ------             ------

                                    $1,759            $5,586             $7,345
                                    ======            ======             ======

            Rental expense charged to operations amounted to $3,004, $2,706, $1,525, $1,899 and $1,526 during the years ended December 31, 2002 and 2001, the seven months ended December 31, 2000 and the years ended May 31, 2000 and 1999, respectively, including $321, $315, $188, $291 and $277 during the same respective periods for a building owned by a related party.

            PRINTING AGREEMENT -- The Company has entered into an exclusive five-year printing agreement expiring December 31, 2005 with an unrelated printer to print, manufacture and distribute WPI's magazine titles, as specified in the agreement. This contract sets the pricing schedule for the various activities to be performed by the printer and contractually obligates the Company to exclusively use the printer for all printing, manufacturing and distribution activities of the specified titles. There is no minimum purchase obligation associated with this contract.

            LITIGATION -- In July 1999, a judgment was rendered against the Company of $320 in damages and $295 in attorney's fees arising out of a licensing and distribution agreement. In August 2001, the Court of Appeals reversed the judgment. While it affirmed the jury's finding of liability, the Court of Appeals held that the plaintiff had not proved its damages case. Accordingly, the case was remanded for a new trial on damages. The magnitude of the potential loss cannot be estimated with certainty at the present time.

            In November 2001, a former senior executive filed suit for various claims and grievances against WPI, the Parent and an officer of WPI. In July 2002, the parties entered into a settlement agreement whereby WPI agreed to make a lump-sum cash payment and to grant a fully vested stock option for 22 shares of WPI's common stock ($0.01 par value) with an exercise price of $167,340 per share. WPI has a Call Right, as defined in the agreement, to purchase the stock or cancel the outstanding options at any time after signing a definitive agreement providing for a Liquidity Event, as defined in the agreement, at the price determined by the applicable Liquidity Event. If a Liquidity Event has not occurred prior to the fifth anniversary of the settlement agreement, the former senior executive will have the right to require WPI to cancel the option in exchange for a payment equal to the excess, if any, of the appraised value, on a per share basis, over the per share exercise price. The option agreement also includes restrictions on transferability and provides the holder with pro rata tag-along rights. Since the option was granted to a non-employee, WPI has used the provisions of SFAS No. 123 to determine the fair value of the option. The Company recorded an expense of $2,025 during 2002 in connection with this settlement.

            The Company is involved in various other claims, legal actions and governmental proceedings arising in the ordinary course of business. In the opinion of management, based in part on discussions with legal counsel, the ultimate outcome of these matters will not have a material adverse effect on the Company's combined consolidated financial statements.

            TAXES -- The Company is subject to income and other taxes in various jurisdictions, both domestically and internationally. The Company has identified a potential foreign tax exposure, the ultimate resolution of which may be material to the Company's combined consolidated financial statements. At present, the magnitude of the potential loss, if any, cannot be estimated with certainty.

13.   RELATED PARTY TRANSACTIONS

            COMMON COSTS -- WPI reimburses the Parent at negotiated rates for its specifically identifiable operating costs paid by the Parent under a consolidated program (including insurance, athlete endorsement fees and retirement benefits). WPI receives reimbursement from the Parent for administrative and facilities services it provides. Amounts are summarized as follows for the periods ended:

                                               DECEMBER 31
                                    ----------------------------------      MAY 31
                                      2002         2001         2000         2000
Reimbursement for services paid
  by the Parent                     $(1,478)     $  (776)     $  (605)     $  (762)
Reimbursement for services
  rendered to the Parent              1,580        1,915        1,267        1,724

            ADVERTISING -- WPI and Weider Nutrition International ("WNI"), a majority-owned subsidiary of WHF, are parties to an advertising agreement whereby WNI may purchase advertising pages, as determined monthly, in any or all of the publications of the Company at a price determined annually, which is substantially below that charged to unaffiliated third-party advertisers. In the case of certain magazines, WNI is obligated to purchase a minimum number of advertising pages. This agreement expires November 30, 2006 and is subject to termination by either party if certain specified events occur, including a change of control of WNI or WPI or an initial public offering by WPI. Revenues earned from WNI for advertising were $1,920, $1,504, $839 and $1,647 during the years ended December 31, 2002 and 2001, the seven months ended December 31, 2000 and the year ended May 31, 2000, respectively.

            The Parent purchases, at its discretion, advertising pages in any or all of the publications of WPI at a price determined annually, which is substantially below that charged to unaffiliated third-party advertisers. Revenues earned from the Parent for advertising were $1,158, $1,894, $1,963 and $2,657 during the years ended December 31, 2002 and 2001, the seven months ended December 31, 2000 and the year ended May 31, 2000, respectively.

            ROYALTY -- In July 1985, the Parent and Joe Weider, Chairman of the Board of the Parent, entered into an agreement pursuant to which the Parent was granted all rights, title and interest in and to a system of weight training known as "The Weider System" and the exclusive right to use the name "Joe Weider" within the continental United States. As consideration for such grants, the Parent agreed to pay Joe Weider approximately $620 over seven years through May 31, 1992 and $450 for each year thereafter for the rest of his lifetime (of which $200 is paid by WPI and $250 is paid by WNI each year). Royalty expense under this agreement was $200, $200, $117, $200 and $200 during the years ended December 31, 2002 and 2001, the seven months ended December 31, 2000 and the year ended May 31, 2000, respectively. The Parent's right to use "The Weider System" and "Joe Weider" survives the death of Joe Weider. Since the transfer by Joe Weider of such intellectual property to the Parent in 1985, the Parent has registered a number of trademarks used in the publishing business. Effective May 1997, the Parent assigned to WPI all such intellectual property, and subsequently, WPI has registered all trademarks used in the publishing business.

            INTERNATIONAL SERVICES -- Several of WPI's magazine titles are published outside of North America (the United States, Canada and Mexico) by non-affiliated entities that were licensees of Mariz Gestao E Investimentos Ltda. ("Mariz"). Mariz is a company incorporated under the laws of Portugal and owned by a trust of which the family members of a director of WHF are included among the beneficiaries. Mariz obtained the exclusive international rights to license the use of the magazine trademarks. WPI provided content for the foreign issues of these magazines directly to the licensees of Mariz for a fee equal to one-third of the annual royalties received by Mariz from such licensees. Through December 31, 2000, WPI received reimbursement from the Parent for all net costs that WPI incurred in servicing the publishing needs of the licensees. During the seven months ended December 31, 2000 and the year ended May 31, 2000, such reimbursements amounted to $1,370, and $1,536, respectively.

            Pursuant to a transaction that closed December 21, 2001, the Company acquired the license agreements from Mariz. In consideration for the purchase of the license agreements and the receipt of cash of $55, WPI issued to Mariz 39.51 shares of common stock valued at $4,000, representing 3.20% of WPI's total issued and outstanding capital stock. Mariz has put rights at fair market value ("FMV"), which may be exercised after March 31, 2007. The put rights must be exercised incrementally on multiple occasions such that the FMV of the shares with respect to which the rights are first exercised do not exceed $2,000, and thereafter the FMV of the shares as to which the rights are exercised cannot exceed $1,000 on each occasion the rights are exercised. Payment terms are one-third at closing and the balance in two annual installments with interest at WPI's cost of funds, subject to the limitation that the payments, when aggregated with other stock or phantom stock redemption payments due by WPI that year, cannot exceed 25% of EBITDA, as defined in the agreement. If WPI is sold, Mariz has the same tag-along rights as other stockholders, and if there is an initial public offering, Mariz has piggyback registration rights.

            During 2002, the Company finalized the purchase price allocation for the acquisition of the license agreements, which resulted in the recognition of acquired accounts receivable of $211 and a corresponding decrease in the recorded value of the foreign licensing agreements (see Note 5).

            CONTRIBUTION OF CAPITAL - The Parent had a net receivable from WIN that arose primarily from loans and advances to finance WIN's operations and reimbursements for services and income taxes. During the fourth quarter of 2002, the Parent forgave the receivable from WIN and converted the indebtedness into an equity contribution of $4,239 from the Parent.

            DISTRIBUTION TO PARENT -- WPI had a receivable from Parent that arose primarily from loans and advances, swept cash, the transfer of the net assets of the New Media operations to WIN, and reimbursements for services and income taxes. Through June 2001, WPI recognized interest income based on the average total receivable balance from the Parent, at an interest rate commensurate with WPI's borrowing rate under the WHF/WPI debt agreement (see Note 7). During the fourth quarter of 2002, WPI distributed the receivable from Parent by declaring a dividend of $52,917 to the Parent.

            COMMON STOCK REPURCHASE -- During July 2002, WPI repurchased 3.98 shares of its common stock ($0.01 par value) from a minority stockholder for an aggregate price of $500. Under the terms of the repurchase agreement, if WPI consummates a transaction with an unaffiliated third party resulting in a change in control at any time prior to May 31, 2003, the former stockholder may be entitled to an additional payment as defined in the repurchase agreement.

14.   INVESTMENT IN eNUTRITION

            In April 1999, WPI obtained an 11.1% interest in eNutrition, which it received in exchange for an agreement (the "Agreement") to provide advertising pages and editorial mentions in WPI's publications at a cost substantially below that charged to unaffiliated third party advertisers and for providing content for the eNutrition web site. Because eNutrition was a majority-owned consolidated subsidiary of the Parent, WPI was deemed to have significant influence on eNutrition. Accordingly, WPI accounted for eNutrition using the equity method, and as of December 31, 1999, the investment was reflected on WPI's consolidated balance sheet at zero.

            In December 1999, eNutrition closed a private placement financing (the "Financing") in which eNutrition issued noncumulative preferred stock in exchange for $18,000 in cash and $2,000 in working capital loan conversions. The preferred stock features included voting rights equivalent to those of eNutrition's common stock, noncumulative dividends, liquidation preferences, redemption elections and common stock conversion rights, all as defined in the preferred stock agreement. As a result of the financing, WPI's ownership percentage was reduced to 4.4%.

            In connection with the Financing, WPI recognized an increase of $518 in the carrying value of its investment in eNutrition to reflect the fact that the Company's ownership interest in eNutrition's net assets after the financing exceeded the Company's recorded investment. This increase in carrying value, reduced by the related income taxes of $207, was recorded as an increase to retained earnings during the year ended May 31, 2000. Subsequent to recording the increase in carrying value as a result of the financing, WPI recognized in its income statement an expense of $518, representing WPI's equity in the loss of eNutrition during the year ended May 31, 2000. As of May 31, 2000 and thereafter, WPI's investment in eNutrition was recorded at zero. In August 2000, eNutrition merged with another company, which has since ceased operations.

            In connection with the Agreement, WPI received reimbursement for services rendered to eNutrition of $273 and recorded advertising revenues of $35 for the year ended May 31, 2000, respectively.

15.   JUMP MAGAZINE

            As part of certain negotiations with its lender, effective November 1999, the Parent agreed to and became contractually required to reimburse WPI for any operating losses incurred by WPI in connection with publishing Jump magazine from the effective date until Jump was sold. Such losses totaled $56, $238, $2,728 and $2,743 for the years ended December 31, 2002 and 2001, the seven months ended December 31, 2000 and the year ended May 31, 2000, respectively. The Parent's reimbursement of these losses is included in miscellaneous -- net in the accompanying combined consolidated statements of operations.

            In March 2001, WPI sold the assets of Jump magazine, including the trademark and subscriber list for $200 and the assumption of $507 in deferred subscription revenues. In connection with the sale, the Company wrote off $100 of prepaid expenses and incurred transaction costs of $53. WPI transferred the gain of $554 related to this transaction to its Parent through a reduction of the receivable from the Parent.

16.   UNAUDITED COMPARATIVE INFORMATION

            The unaudited combined consolidated information for the seven months ended December 31, 1999 is as follows (dollars in thousands):

            COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

            OPERATING REVENUES:
              Circulation                                    $26,189
              Advertising                                     41,791
              Other                                            1,739
                                                             -------

                       Net revenues                           69,719
                                                             -------

            OPERATING EXPENSES:
              Cost of goods sold                              36,159
              Circulation and selling                         16,959
              Product management                               5,904
              General and administrative                       8,131
              Employee bonuses                                   817
              Depreciation and amortization                    3,062
                                                             -------

                       Total operating expenses               71,032
                                                             -------

            LOSS FROM OPERATIONS                              (1,313)

            OTHER EXPENSE:
              Interest--net                                     (151)
              Miscellaneous--net                                 (98)
                                                             -------

            LOSS BEFORE BENEFIT FOR INCOME TAXES              (1,562)

            BENEFIT FOR INCOME TAXES                            (656)
                                                             -------

            NET LOSS                                         $  (906)
                                                             =======

COMBINED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                      ACCUMULATED
                                                             ADDITIONAL                  OTHER
                                                  COMMON      PAID-IN      RETAINED   COMPREHENSIVE
                                                  STOCK       CAPITAL      EARNINGS      INCOME         TOTAL
                                                 -------     ----------    --------   -------------    -------
BALANCE,  JUNE 1, 1999                           $    --       $6,665      $19,341         $51         $26,057
  Comprehensive income--net of income taxes:
    Net loss                                                                  (906)                       (906)
    Foreign currency translation adjustment                                                 19              19
                                                                                                       -------

           Total comprehensive income                                                                     (887)
  Gain on issuance of investee stock--net of
    income taxes                                                               311                         311
  Distributions to Parent                                                   (1,218)                     (1,218)
                                                 -------       ------      -------         ---         -------

BALANCE, DECEMBER  31, 1999                      $    --       $6,665      $17,528         $70         $24,263
                                                 =======       ======      =======         ===         =======

COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                             $  (906)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Provision for bad debts                                                                                758
    Depreciation and amortization                                                                        3,062
    Changes in operating assets and liabilities:
      Accounts receivable                                                                                 (453)
      Inventories                                                                                          (45)
      Prepaid expenses and other                                                                        (1,185)
      Accounts payable and accrued expenses                                                                301
      Deferred subscription revenues                                                                      (272)
                                                                                                       -------

           Net cash provided by operating activities                                                     1,260
                                                                                                       -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                                    (2,166)
  Change in receivable from Parent                                                                       2,366
  Other assets                                                                                              73
                                                                                                       -------

           Net cash provided by investing activities                                                       273
                                                                                                       -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt                                                                              (334)
  Distributions to Parent                                                                               (1,218)
                                                                                                       -------

           Net cash used in financing activities                                                        (1,552)
                                                                                                       -------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
  CASH EQUIVALENTS                                                                                          19
                                                                                                       -------

CHANGE IN CASH AND CASH EQUIVALENTS

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD
                                                                                                       -------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                               $    --
                                                                                                       =======

17.   SUBSEQUENT EVENT

            On January 23, 2003, WHF, WIN and certain affiliates sold the business of WPI and WIN to American Media Operations, Inc. ("AMI") pursuant to a Purchase and Contribution Agreement (the "Purchase Agreement") for a purchase price of $357,300, which includes a post-closing working capital adjustment of $7,300. Under the terms of the Purchase Agreement, WPI and WIN contributed certain of their assets and liabilities to a newly formed entity that was in turn sold to AMI.

                                   * * * * * *